CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our firm  under  the   captions  "Financial
Highlights"  in the  Pioneer  Real Estate  Shares'  Class A, Class B and Class C
Shares, and Class Y Shares Prospectuses, and "Independent Auditors" and "Financial Statements" in the Pioneer Real Estate Shares' Class A, Class B, Class C and Class Y Shares Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A, 1933 Act File No. 33-65822) of our report, dated February 17, 2004, with respect to the financial statements and financial highlights of Pioneer Real Estate Shares included in its December 31, 2003 Annual Report to the Shareowners.

                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 26, 2004